 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2017

MANPOWERGROUP INC.
(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manpower Place
Milwaukee, Wisconsin	53212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (414) 961-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Election of Directors

On November 1, 2017, ManpowerGroup Inc. (the “Company”) elected Michael J. Van Handel to its Board of Directors, effective December 11, 2017. Mr. Van Handel is the former Chief Financial Officer of the Company. Mr. Van Handel has not been appointed to any committees of the Company’s Board of Directors.

As a non-employee director of the Company, Mr. Van Handel will participate in the same compensation arrangement as the other non-employee directors of the Company, which will consist of a cash retainer equal to $100,000 per year and reimbursement for travel expenses incurred in connection with attending Board of Directors and Committee meetings. In addition, Mr. Van Handel will receive a prorated annual grant of deferred stock upon his appointment to the Board of Directors.

The Company will also enter into an indemnification agreement with Mr. Van Handel which will be in substantially the same form as the indemnification agreements entered into by the Company with each of the Company’s other outside directors. The description of the indemnification agreement is contained in the Company’s Current Report on Form 8-K dated October 31, 2006 and is incorporated by reference herein.

The press release issued by the Company announcing the election of Mr. Van Handel is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01 Other Events

On November 1, 2017 we issued a press release announcing that our Board of Directors declared a semi-annual dividend of $0.93 per share. The dividend will be paid on December 15, 2017 to shareholders of record as of the close of business on December 1, 2017. The press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01.                        Exhibits

Exhibit No.	Description
99.1	Press Release dated November 1, 2017 regarding the election of Mr. Van Handel to the Company’s Board of Directors
99.2	Press Release dated November 1, 2017 regarding declaration of dividend

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWERGROUP INC.
Dated: November 1, 2017	By:	/s/ Richard Buchband
	Name:	Richard Buchband
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

99.1	Press Release dated November 1, 2017 regarding the election of Mr. Van Handel to the Company’s Board of Directors
99.2	Press Release dated November 1, 2017 regarding declaration of dividend